UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012 (July 31, 2012)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2012 our Board of Directors declared a special cash dividend of $0.50 per common share of which there are 28,320,669 outstanding. The cash dividend will be payable August 17, 2012 to shareholders of record at the close of business August 10, 2012.

Furthermore, the board approved that the $.50 dividend would also apply to the 761,500 outstanding restricted stock units and to the 200,000 outstanding stock options.  The total cash payment for all the outstanding securities will be about $14.6 million.

Victor Stabio, our CEO, will receive a cash payment of $182,500 for his 165,000 outstanding RSUs and 200,000 outstanding stock options; Brent Bilsland, our President, will receive a cash payment of $62,500 for his 125,000 outstanding RSUs; Andy Bishop, our CFO, will receive a cash payment of $50,000 for his 100,000 outstanding RSUs and Larry Martin, the CFO of our wholly- owned subsidiary, Sunrise Coal, will receive a cash payment of $17,500 for his 35,000 outstanding RSUs.  These payments are exclusive of the cash payments the four officers will each receive pursuant to their respective stock ownership.

Item 9.01: Financial Statements and Exhibits

 (d)  Exhibit - 99  - Press Release dated July 31, 2012 - Hallador Energy Company Declares Second Special Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	HALLADOR ENERGY COMPANY By:/s/W. ANDERSON BISHOP W. Anderson Bishop, CFO